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                                                        Exhibit A

                        NEES GLOBAL, INC.
                          Balance Sheet
                          March 31, 1998
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)
ASSETS
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Current assets:
 Cash                                                            $    95
 Accounts receivable                                                 394
 Accounts receivable from affiliates                                  37
 Prepayments                                                          91
                                                                 -------
    Total current assets                                             617
                                                                 -------
Investments @ cost:

 Separation Technologies, Inc.                                     1,000
 Monitoring Technologies, Inc.                                       475
 Underwater Divers Unlimited, Inc.                                 1,000
 Nexus, Inc.                                                       1,400
 AllEnergy Marketing Co., LLC                                        268

Investments @ equity:

 HydroServ Group, LLC                                                 32

Deferred charges and other assets                                      0
                                                                 -------
    Total other assets                                             4,175
                                                                 -------
Total assets                                                     $ 4,792
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
 Accounts payable                                                $    38
 Accounts payable to affiliates                                      223
                                                                 -------
    Total liabilities                                                261

Parent company's investment:
 Common stock, par value $1 per share                                  1
 Subordinated notes payable to parent                             13,999
 Accumulated deficit                                              (9,469)
                                                                 -------
    Total parent company's investment                              4,531
                                                                 -------
Total liabilities and parent company's
 investment                                                      $ 4,792
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